UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.

Preliminary Information for the Fiscal Year Ended December 31, 2020

The Company is providing certain preliminary information related to its revenue, cash and cash equivalents and cash runway as an update to the information provided in the Company’s previous periodic filings. The Company has not yet completed its financial statements for the fiscal year ended December 31, 2020, but the Company currently estimates that (i) net product revenue of ANJESO™ (“ANJESO”) was $0.5 million for the twelve months ended December 31, 2020 (reflecting revenue since launch in June 2020); (ii) cost of sales was $1.7 million for the twelve months ended December 31, 2020; (iii) selling, general and administrative expenses were $43.3 million for the twelve months ended December 31, 2020; (iv) research and development expenses were $9.1 million for the twelve months ended December 31, 2020; (v) its cash and cash equivalents as of December 31, 2020 were approximately $30.3 million. The Company believes, based on its current operating plan, that its cash and cash equivalents as of December 31, 2020 and its projected revenues from sales of ANJESO, together with the net proceeds of the Offering, will be sufficient to fund its operations through the first half of 2021.

The Company’s estimates of net product revenue, cost of sales, selling, general and administrative expenses, research and development expenses, its cash and cash equivalents as of December 31, 2020 and its ability to fund its operations are preliminary and unaudited, represent management estimates as of the date of this Current Report on Form 8-K and are subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the estimates of net product revenue, cost of sales, selling, general and administrative expenses, research and development expenses, and its cash and cash equivalents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: February 8, 2021